Exhibit 3.71
A0634839
CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
The undersigned certify that:
1.	They are the Vice President and the Vice President and Treasurer, respectively, of Panamax, a California corporation.

2.	Article FIRST of the Articles of Incorporation of this corporation is amended to read as follows:
          “FIRST: The name of the corporation is: Panamax Inc.”
3.	The foregoing amendment of Articles of Incorporation has been duly approved by the board of directors.

4.	The foregoing amendment of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. The total number of outstanding shares of the corporation is 10,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.
We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
DATE: 10/12/2005

/s/ Richard L. Bready
ENDORSED - FILED	Richard L. Bready
in the office of the Secretary of State of the State of California	Vice President

/s/ Edward J. Cooney
OCT 12 2005	Edward J. Cooney
Vice President and Treasurer

Restriction of right to amend articles
Yes                                               No
ARTICLES OF INCORPORATION
OF
PANAMAX
FIRST
          The name of this corporation is:
          PANAMAX
SECOND
          The purposes for which this corporation is formed are:
          (a) To engage primarily in the specific business of marketing and installing electrical equipment.
          (b) To engage in any and all business connected with said primary business.
          (c) To have one or more offices and to carry on its operations and transact its business within or without the State of California.
          (d) To do and perform any and all acts and to exercise any and all powers which it may, now or hereafter, be authorized or permitted by law to do, perform or exercise.
          The foregoing statement of purposes shall be construed as a statement of both purposes and powers and the purposes and powers in each clause shall, except where otherwise expressed, be in no wise limited or restricted by reference to or inference from the terms or provisions of any other clause but shall be regarded as independent purposes and powers.
THIRD
          The county in the State of California where the principal office for the transaction of the business of this corporation is located is the County of Marin.
FOURTH
          The total number of shares which this corporation is authorized to issue is Ten Thousand (10,000) shares; all such shares are to be without par value and there, is only one class of shares.
FIFTH
          The number of directors of this corporation shall be one, and the name and address of the person who is appointed to act as the first director of this corporation is as follows:

Name	Address

Jerry L. Lewis	50 Mitchell Boulevard
San Rafael, California 94903
The number of persons stated above constitutes the authorized number of directors until changed by amendment of these Articles, or by a by-law duly adopted in the manner authorized and permitted by law.

SIXTH
          Any action required or permitted to be taken by the board of directors may be taken without a meeting if all members of the board of directors shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors.
          IN WITNESS WHEREOF, I have hereunto set my hand this 22 day of April, 1976.

/s/ Jerry L. Lewis Jerry L. Lewis

STATE OF CALIFORNIA	)
	)	ss.
COUNTY OF MARIN	)
          On this 22 day of April, 1976, before me, Kathryn L. Barksdale, a Notary Public in and for the State of California, duly commissioned and sworn, personally appeared Jerry L. Lewis, known to me to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the same.
          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal on the day and year in this certificate first above written.

/s/ Kathryn L. Barksdale

NOTARY PUBLIC
In and for the State of California
My commission expires: